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                                                                      EXHIBIT 21

                            SYBASE, INC. SUBSIDIARIES
                            (AS OF DECEMBER 31, 2003)

          COMPANY NAME                       JURISDICTION OF FORMATION
-------------------------------------        -------------------------
Sybase Argentina, S.A.                               Argentina
Sybase Australia Pty Limited                         Australia
New Era of Networks Australia Pty Ltd.               Australia
Sybase BVBA/SPRL                                      Belgium
Sybase Brasil Software Limitada                       Brazil
Sybase Canada Limited                                 Canada
iAnywhere Solutions Canada Limited                    Canada
Sybase Software (China) Co., Ltd.                      China
Sybase (Cyprus) Limited                               Cyprus
Sybase ApS                                            Denmark
Sybase France S.a.r.l.                                France
Sybase GmbH                                           Germany
New Era of Networks Hong Kong Ltd.                   Hong Kong
SLI Consulting Limited                               Hong Kong
Sybase China Limited                                 Hong Kong
Sybase Hong Kong Limited                             Hong Kong
Financial Services Square Limited                    Hong Kong
Sybase India, Ltd.                                     India
Sybase (India) Private Limited                         India
P.T. Sybase Informatindo Indonesia                   Indonesia
Sybase Ireland Limited                                Ireland
Sybase Italia S.r.l.                                   Italy
iAnywhere Solutions KK                                 Japan
Sybase KK                                              Japan
Sybase Korea, Ltd.                                     Korea
Sybase Europe Luxembourg S.a.r.l.                   Luxembourg
Sybase Luxembourg S.a.r.l.                          Luxembourg
SLI Consulting Sdn Bhd                               Malaysia

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
Sybase Software (Malaysia) Sdn Bhd                   Malaysia
Sybase de Mexico, S. de R.L. de C.V.                  Mexico
Sybase Eastern Europe B.V.                          Netherlands
Sybase Europe B.V.                                  Netherlands
Sybase Nederland B.V.                               Netherlands
iAnywhere Solutions B.V.                            Netherlands
Christie Partners Holdings C. V.                    Netherlands
Sybase (N.Z.) Limited                               New Zealand
Sybase Norge AS                                       Norway
Sybase Philippines Inc.                             Philippines
New Era of Networks (Singapore) Ltd.                 Singapore
Sybase (Singapore) Pte Ltd.                          Singapore
SLI Consulting Pte Ltd.                              Singapore
SLI Singapore                                        Singapore
Sybase Iberia S.L.                                     Spain
Sybase Sverige AB                                     Sweden
Sybase (Schweiz) GmbH                               Switzerland
Sybase Taiwan Co., Ltd.                               Taiwan
Sybase (Thailand) Limited                            Thailand
AvantGo Europe Limited                            United Kingdom
Sybase International Limited                      United Kingdom
Sybase (UK) Limited                               United Kingdom
New Era of Networks (UK) Limited                  United Kingdom
SLI Consulting UK Limited                         United Kingdom
Sybase International Limited                      United Kingdom
Sybase International Holdings Corporation          United States
iAnywhere Solutions, Inc.                          United States
Financial Fusion, Inc.                             United States
Sybase Global, LLC                                 United States